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                                                                   Exhibit 99.6

                                                                  EXECUTION COPY

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                             NOTE PURCHASE AGREEMENT

                                  by and among

                                  iBASIS, INC.

                                       and

                           THE PURCHASERS NAMED HEREIN

                            Dated as of June 18, 2004

                $29,000,000 8% SECURED CONVERTIBLE NOTES DUE 2007


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     This NOTE PURCHASE AGREEMENT, dated as of June 18, 2004 (this "AGREEMENT"), is by and among iBASIS, INC., a Delaware corporation (the "COMPANY"), and the Purchasers identified on the signature pages hereto (the "PURCHASERS").

     WHEREAS, the Purchasers desire to purchase an aggregate principal amount of $29,000,000 of the Company's 8% Secured Convertible Notes due 2007 (the "NOTES") from the Company, and the Company desires to sell and issue such Notes to the Purchasers, on the terms and conditions contained herein.

     1. DEFINITIONS; CERTAIN RULES OF CONSTRUCTION. Certain capitalized terms are used in this Agreement and in the other Credit Documents with the specific meanings defined below in this Section 1. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section include all subsections thereof, (d) the word "including" shall be construed as "including without limitation", (e) accounting terms not otherwise defined herein have the meaning provided under GAAP, (f) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect, (g) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement and the other Credit Documents and (h) references to "Dollars" or "$" mean United States Funds. References to "the date hereof" mean the date first set forth above.

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "AGREEMENT" is defined in the recitals hereto.

     "BOOK-ENTRY SECURITY" is defined in Section 2.3 hereof.

     "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close or be closed.

     "CAPITAL STOCK" means and includes, with respect to any Person, any and all shares, interests, rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests (however designated) in the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture

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interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for such equity).

     "CAPITALIZED LEASE OBLIGATION" means any obligation of a Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "CASH EQUIVALENTS" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits, certificates of deposit, Eurodollar time deposits or Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "APPROVED LENDER"), in each case with maturities of not more than twelve months from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody's and maturing within twelve months of the date of acquisition, (d) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Company shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of repurchase obligations, and (e) interests in money market mutual funds which invest solely in assets or securities of the type described in subparagraphs
(a), (b), (c) or (d) hereof.

     "CLOSING DATE" means the date on which the Purchasers purchase the Notes pursuant to this Agreement.

     "CODE" means the Internal Revenue Code of 1986.

     "COLLATERAL DOCUMENTS" means each of the Security Agreements and such other documents as may be entered into to secure the payment and performance of the Obligations under the Credit Documents.

     "COMMON STOCK" means the Company's common stock, par value $0.001 per share.

     "COMPANY" is defined the preamble to this Agreement.

     "CONTROL" means, with respect to any Person, the possession, directly or indirectly, of the power to (a) vote 10% or more of the capital securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of management and

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policies of such Person, whether through the ownership of voting capital securities, by contact or otherwise, either alone or in conjunction with others. The words "Controlling" and "Controlled" have correlative meanings.

     "CORPORATE TRUST OFFICE" means the office of the Trustee (as defined in the Indenture) at which at any particular time its corporate trust business shall be principally administered, which office is, at the date of this Agreement, located at 101 Barclay Street, 8W, New York, New York 10286, Attention:
Corporate Trust Administration.

     "CREDIT DOCUMENTS" means each of this Agreement, the Notes, and the Collateral Documents.

     "CURRENCY HEDGE OBLIGATIONS" means, at any time as to any Person, the obligations of such Person at such time that were incurred pursuant to any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement designed to protect against or manage such Person's or any of its Subsidiaries' exposure to fluctuations in foreign currency exchange rates.

     "DEPOSITARY" means the depositary appointed pursuant to Section 2.4 hereof, to which the Notes in typewritten form representing Book-Entry Notes are delivered on the Closing Date pursuant to Section 2.4 hereof.

     "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 121 days after the Maturity Date. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change in control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 5.12 of the Indenture.

     "DOMESTIC SUBSIDIARIES" means iBasis Global, Inc. and iBasis Securities Corporation, Inc.

     "EFFECTIVE DATE" is defined in Section 7.9 hereof.

     "ENVIRONMENTAL PROTECTION LAWS" means any law, statute or regulation enacted by any jurisdiction in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing or transporting of hazardous or toxic substances, and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

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     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA AFFILIATE" means any Person required to be aggregated with the Company or any Subsidiary of the Company under Sections 414(b), (c), (m) or (o) of the Code.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE ACT REPORTS" means the Company's reports filed with the SEC since December 31, 2003 pursuant to Section 13 of the Exchange Act.

     "EXISTING CONVERTIBLE NOTES" means the Company's 5 3/4% Convertible Subordinated Notes due 2005.

     "EXISTING NOTES" means the Company's 11.5% Senior Secured Notes due 2005.

     "GAAP" means generally accepted accounting principles in effect within the United States of America, consistently applied.

     "GLOBAL NOTE" is defined in Section 2.3 hereof.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GOVERNING DOCUMENTS" means, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person.

     "GUARANTOR" means each of the Domestic Subsidiaries of the Company.

     "INDEBTEDNESS" means, with respect to any Person, without duplication at the date of determination thereof:

          (i) the principal of and premium (if any) and interest on indebtedness of such Person for borrowed money (including in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments) or for the deferred purchase price of property or services (other than (a) trade payables on terms of 180 days or less incurred in the ordinary course of business and (b) deferred earn-out and other performance-based payment obligations incurred in connection with acquisitions of Telecommunication Businesses), all as determined in accordance with GAAP;

          (ii)    all Capitalized Lease Obligations of such Person;

          (iii) all Subsidiary Guarantees of such Person in respect of Indebtedness of others;

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          (iv)    the aggregate amount of all unreimbursed drawings in respect of letters of credit or other similar instruments issued for the account of such Person (less the amount of cash, Cash Equivalents or Investment Grade Securities on deposit securing reimbursement obligations in respect of such letters of credit or similar instruments) to the extent that same remains unreimbursed for more than four Business Days;

          (v) all Indebtedness, obligations or other liabilities otherwise nonrecourse to such Person of such Person or of others for borrowed money secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, the amount of such Indebtedness being deemed to be the lesser of the fair market value of such property or the amount so secured;

          (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock and, with respect to any Subsidiary of the Company, any preferred stock (but excluding, in each case, any accrued dividends); and

          (vii) to the extent not otherwise included in this definition actual (rather than notional) liabilities under Currency Hedge Obligations of such Person;

     PROVIDED, HOWEVER, that (i) capital stock (other than Disqualified Stock) shall not constitute Indebtedness and (ii) all or any portion of Indebtedness that becomes the subject of a defeasance (whether a "legal" defeasance or a "covenant" or "in substance" defeasance) shall, at all times that such defeasance remains in effect, cease to be treated as Indebtedness for purposes of this Agreement.

     "INDENTURE" means the Indenture for 8% Secured Convertible Notes due 2007, dated as of June 18, 2004, by and among the Company, the Subsidiary Guarantors party thereto and The Bank of New York, as Trustee."

     "INVESTMENT GRADE SECURITIES" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (ii) debt securities or debt instruments with a rating of BBB- or higher by S&P, Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries, and (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) which fund may also hold immaterial amounts of cash or Cash Equivalents pending investment and/or distribution.

     "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset, whether or not filed, recorded or otherwise perfected under applicable law, but excluding agreements to refrain from granting Liens. For the purposes of this Agreement, a Person shall be deemed to own

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subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement relating to such asset; PROVIDED, HOWEVER, that "Lien" shall not include a trust or similar arrangement established for the purpose of defeasing any Indebtedness pursuant to the terms of the instrument evidencing or providing for the issuance of such Indebtedness.

     "MAJORITY PURCHASERS" means Purchasers holding, at any time, Notes in an outstanding principal amount greater than fifty percent (50%) of the total principal amount of all Notes outstanding at such time.

     "MARGIN STOCK" is defined in Regulation U of the Board of Governors of the Federal Reserve System.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on the present or future business, assets, liabilities, properties, operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

     "MATURITY DATE" means June 18, 2007.

     "NEW EXCHANGE" means the exchange by the Company of up to $38,180,000 aggregate principal amount of its New Convertible Notes for a like aggregate principal amount of its Existing Convertible Notes, as described in the Company's Registration Statement on Form S-4, as amended, filed by the Company with the SEC on May 14, 2004.

     "NEW CONVERTIBLE NOTES" means the Company's 6 3/4% Convertible Subordinated Notes due 2009.

     "NOTES" is defined in the recitals hereto.

     "OBLIGATIONS" means any and all present and future liabilities, obligations and Indebtedness of the Company and any of its Subsidiaries owing to The Bank of New York, as collateral agent, or any Purchaser (or any Affiliate of a Purchaser) under or in connection with this Agreement or any other Credit Document, including, without limitation, obligations in respect of principal, interest, prepayment premium and all other reimbursement obligations under the Notes, all fees, charges, indemnities and expenses from time to time owing hereunder or under any other Credit Document.

     "OBLIGOR" means the Company, each Guarantor and each other Person guaranteeing or providing collateral for the Obligations.

     "PERSON" means any individual, partnership, joint venture, limited liability company, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     "PBGC" means the Pension Benefit Guaranty Corporation.

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     "PLAN" means any employee benefit plan, program or arrangement, whether oral or written, maintained or contributed to by the Company, any Subsidiary of the Company or any ERISA Affiliate, or with respect to which the Company, any Subsidiary of the Company or any ERISA Affiliate may incur liability.

     "REGISTRATION STATEMENTS" means the Company's registration statements filed with the SEC since December 31, 2003 pursuant to the Securities Act.

     "REQUIREMENT OF LAW" means, as to any Person, the Governing Documents of such Person, and any law, treaty, rule, regulation, direction, ordinance, criterion or guideline or determination of a court or other Governmental Authority or determination of an arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "SEC" means the U.S. Securities and Exchange Commission.

     "SEC REPORTS" means the Exchange Act Reports and the Registration
Statements.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITY AGREEMENTS" means the (i) Security Agreement, dated as of the date hereof, by and among the Company and The Bank of New York, as collateral agent for the Purchasers, and (ii) Security Agreement, dated as of the date hereof, by and among the Subsidiary Guarantors (as defined in the Indenture) and The Bank of New York, as collateral agent for the Purchasers, each as amended, restated or supplemented from time to time in accordance with the terms thereof.

     "SENIOR LOAN AGREEMENT" means that certain credit agreement, as amended, restated or supplemented from time to time, by and among the Company, iBasis Global, Inc. and Silicon Valley Bank.

     "SUBSIDIARY" means with respect to any Person at any time, (a) any other Person the accounts of which would be consolidated with those of such first Person in its consolidated financial statements as of such time, and (b) any other Person (i) which is, at such time, Controlled by, or (ii) capital securities of which having ordinary voting power to elect a majority of the board of directors (or other persons having similar functions), or other ownership interest of which ordinarily constituting a majority voting interest, are at such time, directly or indirectly, owned or Controlled by, in the case of each of clauses (i) and (ii), such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries. Unless otherwise expressly provided, all references herein to "Subsidiary" means a Subsidiary of the Company.

     "SUBSIDIARY GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether

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arising by virtue of partnership arrangements, or by arrangements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Subsidiary Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Subsidiary Guarantee" used as a verb has a corresponding meaning.

     "TELECOMMUNICATION BUSINESS" means a business, the majority of whose revenues are derived from the development, manufacture, marketing, providing or arranging to provide, selling, administering, managing or monitoring communications and communications-related services and products, any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto, or any other business in which the Company or any of its Subsidiaries is engaged on the date of this Agreement.

     "UCC" means the Uniform Commercial Code as in effect in the State of New York.

     "U.S." means the United States of America.

     "WARRANTS" means the warrants to purchase an aggregate 5,176,065 shares of Common Stock, to be issued by the Company pursuant to the terms and conditions of that certain Note Repurchase, Exchange and Termination Agreement, dated as of April 27, 2004, by and among the Company and the noteholder signatories party thereto.

     "IN WRITING" means any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

     2.   PURCHASE AND SALE OF THE NOTES.

             2.1. PURCHASE AND SALE OF THE NOTES. Subject to the terms and conditions herein, the Company agrees that it will issue and sell to the Purchasers, and the Purchasers severally agree that they will purchase and acquire from the Company, on the Closing Date, Notes in the aggregate principal amount of $29,000,000.

             2.2. NOTE TERMS. Each Note issued to each Purchaser shall (a) be executed by the Company, (b) be payable to the order of such Purchaser and be dated the date of issuance thereof, (c) be in a stated principal amount set forth opposite such Purchaser's name on EXHIBIT 2.2 attached hereto, (d) mature on the Maturity Date, (e) bear interest as provided in the Indenture and (f) be entitled to the benefits of this Agreement and the other Credit Documents.

             2.3. FORM OF NOTES. Each Note will be issued only in fully registered form and will initially be represented by a global note a "GLOBAL NOTE") registered in the name of Cede & Co., as nominee of the Depositary, and delivered to The Bank of New York, as custodian for Cede & Co., and recorded in the book-entry system maintained by the Depositary (a "BOOK-ENTRY

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SECURITY"). No beneficial owner of an interest in the Notes will be entitled to receive a certificate representing such Note, except as provided in the Indenture.

             2.4. DEPOSITARY. The Depositary for the Notes shall initially be The Depository Trust Company and such Notes shall be registered in the name of Cede & Co., its nominee, and shall bear a legend in substantially the following form:

             "Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has any interest herein."

     The Depositary shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the UCC or any successor provision thereto.

             2.5. PURCHASE PRICE FOR THE NOTES. The purchase price to each Purchaser for the Notes purchased by it hereunder is $1,000 per each $1,000 principal amount of Notes being purchased hereunder by such Purchaser, as set forth opposite such Purchaser's name on EXHIBIT 2.2 attached hereto, PROVIDED, HOWEVER, that payment of the purchase price to be paid hereunder by JMG Triton Offshore Fund Limited CITCO and Windward Capital, LLC, respectively, as set forth on EXHIBIT 2.2, may be made, in lieu of a cash payment, by surrender to the Company for cancellation Existing Notes with an aggregate principal amount of $3,975,000 and $5,100,000, respectively.

             2.6. CLOSING. Unless otherwise agreed among the Company and the Purchasers, the purchase and issuance of the Notes shall take place on the Closing Date at the offices of Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts, at 10:00 a.m., local time. On the Closing Date, the Company shall deliver the Notes to be issued by it to the Purchasers against delivery by the Purchasers of the purchase price therefor.

             3. CONDITIONS PRECEDENT TO THE PURCHASE OF THE NOTES. The obligation of each Purchaser to purchase and pay for the Notes as on the Closing Date is subject to the satisfaction, prior to or on the Closing Date, of the following conditions:

             3.1. EFFECTIVE DATE; ISSUANCE OF NOTES. (a) The Effective Date shall have occurred and (b) there shall have been delivered to the Depositary a Global Note executed by the Company in the amount, maturity and as otherwise provided herein.

             3.2.   NEW EXCHANGE. The New Exchange shall have occurred.

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             3.3.   OPINION OF COUNSEL. The Purchasers shall have received from
Bingham McCutchen LLP, counsel to the Company, a legal opinion in the form of
EXHIBIT 3.3 attached hereto.

             3.4.   CORPORATE PROCEEDINGS.

             (a) Each Purchaser shall have received a certificate from the Company, dated the Closing Date, signed by the chairman, a vice chairman, the president, any vice president or representative director of the Company in the form of EXHIBIT 3.4 attached hereto with appropriate insertions and deletions, together with (i) copies of the certificate of incorporation and by-laws of the Company, (ii) the resolutions of the Company referred to in such certificate and all of the foregoing (including each such certificate of incorporation and by-laws) shall be in form and substance reasonably satisfactory to the Majority Purchasers and (iii) a certification that all of the applicable conditions precedent set forth in Sections 3.4 and 3.6 hereof shall have been satisfied as of such date.

             (b) On the Closing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and each other Credit Document shall be reasonably satisfactory in form and substance to the Purchasers, and the Purchasers shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which a Purchaser may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

             3.5. LITIGATION. There shall be no action, suit or investigation (whether conducted by any judicial or regulatory body or other person) that is pending or, to the knowledge of the Company or any Purchaser, threatened against the Company or any Purchaser (nor to the knowledge of the Company or any Purchaser shall there be any basis therefor) which (i) questions the validity of this Agreement or any action taken or to be taken pursuant hereto or (ii) could result in a Material Adverse Effect.

             3.6. APPROVALS. The Company shall have received all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of all governmental and third parties, in each case necessary for the issuance of the Notes and for the execution and delivery of the Credit Documents to which it is a party, and all of the foregoing shall be in full force and effect on the Closing Date.

             3.7. COLLATERAL DOCUMENTS. Each Obligor, as appropriate, shall have duly authorized, executed and delivered to the Purchasers each of the Collateral Documents, together with such other agreements and documents contemplated thereunder, each in form and substance reasonably satisfactory to the Purchasers. The Purchasers shall have received evidence that all actions necessary or, in the reasonable opinion of the Purchasers, desirable, to perfect the security interests created by each of the Collateral Documents have been taken.

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             3.8.   DTC ELIGIBILITY. The Notes shall have become eligible for
DTC book-entry delivery services.

             3.9. CUSIP NUMBER. The Company shall have obtained CUSIP Numbers for each of the Notes.

             3.10. CAPITALIZATION. The Company shall deliver evidence furnished by EquiServe Trust Company, N.A. as to the authorized and issued and outstanding Common Stock as of the Closing Date.

             3.11. REPRESENTATIONS AND WARRANTIES. On the Closing Date and after giving effect to the transaction contemplated hereby, all representations and warranties made by the Company contained herein shall be true and correct in all material respects (without giving effect to any qualifications as to materiality or lack of Material Adverse Effect contained therein) with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date.

             All of the certificates, legal opinions and other documents and papers referred to in this Section 3, unless otherwise specified, shall be delivered to each of the Purchasers and shall be reasonably satisfactory in form and substance to the Majority Purchasers.

             4. CONDITIONS PRECEDENT TO THE SALE OF THE NOTES. The obligation of each Purchaser to purchase and pay for the Notes as on the Closing Date is subject to the satisfaction, prior to or on the Closing Date, of the following conditions:

             4.1.   EFFECTIVE DATE. The Effective Date shall have occurred.

             4.2.   NEW EXCHANGE. The New Exchange shall have occurred.

             4.3. LITIGATION. There shall be no action, suit or investigation (whether conducted by any judicial or regulatory body or other person) that is pending or, to the knowledge of the Company or any Purchaser, threatened against the Company or any Purchaser (nor to the knowledge of the Company or any Purchaser shall there be any basis therefor) which (i) questions the validity of this Agreement or any action taken or to be taken pursuant hereto or (ii) could result in a Material Adverse Effect.

             4.4. APPROVALS. The Company shall have received all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of all governmental and third parties, in each case necessary for the issuance of the Notes and for the execution and delivery of the Credit Documents to which it is a party, and all of the foregoing shall be in full force and effect on the Closing Date.

             4.5. REPRESENTATIONS AND WARRANTIES. On the Closing Date and after giving effect to the transaction contemplated hereby, all representations and warranties made by any

Purchaser contained herein shall be true and correct in all material respects (without giving effect to any qualifications as to materiality or lack of Material Adverse Effect contained therein) with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date.

             All of the certificates and other documents and papers referred to in this Section 4, unless otherwise specified, shall be delivered to the Company and shall be reasonably satisfactory in form and substance to the Company.

             5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. In order to induce the Purchasers to enter into this Agreement and to purchase the Notes, the Company makes the following representations and warranties, all of which shall survive the execution and delivery of this Agreement and the purchase of the Notes:

             5.1.   CORPORATE STATUS. The Company and each of its Subsidiaries
(a) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (b) has duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified and where the failure to be so qualified is reasonably likely to have a Material Adverse Effect.

             5.2. CORPORATE POWER AND AUTHORITY. The Company and each of its Subsidiaries has the corporate power and authority to execute, deliver and perform its obligations under each of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. The Company and each of its Subsidiaries has duly executed and delivered to the Purchasers each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of the Company or such Subsidiaries enforceable in accordance with its terms.

             5.3. NO VIOLATION. Neither the execution, delivery and performance by the Company and its Subsidiaries of the Credit Documents to which each of them is a party nor compliance with the terms and provisions thereof (a) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, except as would not have a Material Adverse Effect, (b) will conflict or be inconsistent with or result in any breach of, any of the material terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (c) will violate any provision of the certificate of incorporation or by-laws of the Company.

             5.4. CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of 85,000,000 shares of Common Stock, of which 46,655,867 are issued and outstanding, and 15,000,000 shares of undesignated preferred stock, $0.001 par value per share, none of which are issued and outstanding. As of the date hereof, (i) 7,635,064 shares of Common Stock were reserved for future issuance pursuant to outstanding options issued by the Company, (ii) 3,437,284 shares of Common Stock were reserved for future issuance pursuant to outstanding warrants issued by the Company and (iii) 443,232 shares of Common Stock were reserved for future issuance upon conversion of the Existing Convertible Notes. As of the date hereof, except as set forth above and for the exercise rights of the Warrants and the conversion rights of the Existing Convertible Notes and the New Convertible Notes, and except as set forth on EXHIBIT 5.4 attached hereto, there are no other outstanding options, warrants, rights (including conversion or preemptive rights) or any agreement for the purchase or acquisition from the Company of any shares of the Company's capital stock or voting agreements with respect to equity of the Company. All shares of the capital stock of the Company subject to issuance as aforesaid, including the Warrants, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or to provide funds to or make any investment (in the form of a loan, capital contribution, guaranty or otherwise) in any other entity. None of the outstanding shares of capital stock of the Company were issued in violation of the Securities Act or any state securities laws.

             5.5. LITIGATION. Except as disclosed in the SEC Reports, no actions, suits or proceedings are pending or, to the best of the Company's knowledge, threatened that are reasonably likely to have (a) a Material Adverse Effect or (b) a material adverse effect on the rights or remedies of the Purchasers or on the ability of the Company or its Subsidiaries to perform their respective obligations under the Credit Documents.

             5.6. GOVERNMENTAL APPROVALS. Except for any required filings and recordings which have been made and are in full force and effect, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (a) the execution, delivery and performance of any Credit Document or (b) the legality, validity, binding effect or enforceability of any Credit Document.

             5.7. CONFORMITY TO SECURITIES ACT AND EXCHANGE ACT; NO MISSTATEMENT OR OMISSION. Each of the SEC Reports as of the date it was filed with the SEC in the case of filings under the Exchange Act or declared effective in the case of the Registration Statements, complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act and the respective rules and regulations of the SEC thereunder and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

             5.8. FINANCIAL CONDITION; FINANCIAL STATEMENTS. The financial statements and supporting schedules included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, and in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 and in any Registration Statements or other SEC Reports, in each case filed with the SEC, are complete and correct in all material respects and present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates specified and the consolidated results of their operations for the periods specified, in each case, in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein or in the notes thereto.

             5.9. MARGIN REGULATIONS. Neither the sale of the Notes, nor the use of the proceeds thereof, will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds from the sale of the Notes will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

             5.10. INVESTMENT COMPANY ACT. The Company is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940.

             5.11. PUBLIC UTILITY HOLDING COMPANY ACT. The Company is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935.

             5.12. NO MATERIAL ADVERSE CHANGES. Since December 31, 2003, (a) there has been no Material Adverse Effect; (b) except as contemplated by this Agreement or described in the SEC Reports, there has been no transaction entered into by the Company or any of its Subsidiaries other than transactions in the ordinary course of business or transactions which would not, individually or in the aggregate, have a Material Adverse Effect; (c) there have not been any changes in the Company's authorized capital or, other than the borrowing made by the Company under the Senior Loan Agreement, any material increases in the debt of the Company and its Subsidiaries taken as a whole; and (d) there has been no actual or, to the knowledge of the Company, threatened revocation of, or default under, any material contract to which the Company or any of its Subsidiaries is a party, except as would not have a Material Adverse Effect.

             5.13. TAX RETURNS AND PAYMENTS. Each of the Company and each of its Subsidiaries has filed all federal income tax returns and all other material domestic and foreign tax returns required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately reserved against (in the good faith determination of the Company), all of which, to the extent outstanding on the Closing Date, have been disclosed by the Company in the SEC Reports. Each of the Company and each of its Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment of the Company) for the payment of, all material federal, state and foreign taxes that are not yet due and payable for all fiscal years, including the current fiscal year, to date. No action, suit, proceeding, investigation, audit or claim is now pending or, to the knowledge of the Company or its Subsidiaries, threatened by any authority regarding any taxes relating to the Company or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect. As of the Closing Date, neither the Company nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Company or any of its Subsidiaries.

             5.14. SUBSIDIARIES. As of the Closing Date, the Company has no directly held Subsidiary other than iBasis Global, Inc. iBasis Securities Corporation, Inc. and iBasis Speech Solutions, Inc., and such Subsidiaries have no Subsidiaries other than those listed on EXHIBIT 5.14 attached hereto. Each of the Company and the Subsidiaries has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and nonassessable.

             5.15. PROPERTIES. The Company and each of its Subsidiaries have good and valid title to all material properties owned by them, including all such properties reflected in their balance sheets included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, free and clear of all Liens, other than as referred to in such balance sheet or in the notes thereto.

             5.16. LABOR RELATIONS. The Company and its Subsidiaries are not engaged in any unfair labor practice that is reasonably likely to have a Material Adverse Effect. No unfair labor practice complaint is pending against the Company or any of its Subsidiaries or, to the best of its knowledge, threatened against it or any of its Subsidiaries, before the National Labor Relations Board or similar foreign labor relations authority, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries, or, to the best of its knowledge, threatened against it or any of its Subsidiaries. No strike, labor dispute, slowdown or stoppage is pending against the Company or any of its Subsidiaries or, to the best of its knowledge, threatened against the Company or any of it Subsidiaries. No union representation question exists with respect to the employees of the Company or any of its Subsidiaries and no union organizing activities are taking place, except with respect to any matter specified above, either individually or in the aggregate, which is not reasonably likely to have a Material Adverse Effect.

             5.17.  COMPLIANCE WITH STATUTES, ETC.

             5.17.1. The Company and its Subsidiaries are in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliance as is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

             5.17.2. Except as has been disclosed by the Company in the SEC Reports, the Company and its Subsidiaries have (a) no material liability of which the Company has knowledge or reasonably should have knowledge in connection with any release, generation, storage, use, transportation, disposal or other handling of any hazardous or toxic waste, substance or constituent material into the environment, or (b) not received any written notice, letter or other indication of potential liability arising from the release, generation, storage, use, transportation, disposal or other handling of any hazardous or toxic waste, substance or constituent material into the environment.

             5.17.3. To the best of the Company's knowledge, except as has been disclosed by the Company in the SEC Reports, none of the operations of the Company or any of its Subsidiaries is the subject of any federal or state or foreign investigation evaluating whether such Person disposed of any hazardous or toxic waste, substance or constituent material at any site that may require remedial action, or any federal or state or foreign investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent material into the environment.

             5.18. ERISA. Neither the Company, any Subsidiary of the Company nor any ERISA Affiliate maintains or contributes to any Plan other than those listed on EXHIBIT 5.18 attached hereto.

             5.18.1. COMPLIANCE WITH ERISA. The Company and each ERISA Affiliate is in compliance with ERISA, except for such failures to comply that, in the aggregate for all such failures, would not reasonably be expected to have a Material Adverse Effect and no contributions required to be made by the Company or any ERISA Affiliate to any pension plan are overdue.

             5.18.2. PBGC. No liability to the PBGC has been or is expected to be incurred by the Company or any ERISA Affiliate with respect to any pension plan that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. No circumstance exists that constitutes grounds under section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, any pension plan or trust created thereunder, nor has the PBGC instituted any such proceeding.

             5.18.3. MULTIEMPLOYER PLANS. Neither the Company nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any multiemployer plan except for such withdrawal liability that, in the aggregate of all such liabilities, would not reasonably be expected to have a Material Adverse Effect. There have been no "reportable events" (as such term is defined in section 4043 of ERISA) with respect to any multiemployer plan that could result in the termination of such multiemployer plan and give rise to a liability of the Company or any ERISA Affiliate in respect thereof except for such "reportable events" that, in the aggregate for all such "reportable events," would not reasonably be expected to have a Material Adverse Effect.

             5.19. NO UNDISCLOSED LIABILITIES. Except as disclosed, reflected or reserved against in the financial statements and supporting schedules included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, and in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 and in any Registration Statements or other SEC Reports, there are no liabilities of the Company or any Subsidiary, other than liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2004 or which in the aggregate would not reasonably be expected to result in a Material Adverse Effect.

             5.20. INSURANCE. The Company maintains insurance of the types and in the amounts that the Company reasonably believes is prudent and adequate for its business as currently conducted, all of which insurance is in full force and effect.

             5.21. ACCOUNTS RECEIVABLE. . Except as disclosed on SCHEDULE 5.21, the accounts and notes receivable of the Company and its Subsidiaries reflected on the balance sheet included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, and all accounts and notes receivable arising subsequent to December 31, 2003, (i) arose from bona fide sales transactions in the ordinary course of business consistent with past practice and are payable on ordinary trade terms, (ii) to the knowledge of the Company and each Subsidiary, are legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms, (iii) to the knowledge of the Company and each Subsidiary, are not subject to any valid set-off or counterclaim, and
(iv) are not the subject of any actions or proceedings brought by or on behalf of the Company or any Subsidiary, other than bankruptcy proceedings. SCHEDULE
5.21 sets forth a description of any security arrangements and collateral securing the repayment or other satisfaction of receivables of the Company or any Subsidiary as of the date of this Agreement. All steps necessary to render all such security arrangements legal, valid, binding and enforceable, and to give and maintain for the Company or any Subsidiary a perfected security interest in the related collateral, have been taken.

             5.22. BROKERS. Except as disclosed in SCHEDULE 5.22, neither the Company nor any Subsidiary has any liability to pay any fees, commissions or other similar compensation to any broker, finder, investment banker, financial advisor or other similar Person in connection with the transactions contemplated by this Agreement.

             5.23. LEASES. Each of the Company and the Subsidiaries has complied with all material obligations under all leases to which it is a party as a lessee. All leasehold estates of each of the Company and the Subsidiaries necessary in any material respect for the conduct of the business of such Person are, to the knowledge of the Company, valid and subsisting and in full force and effect, and each of the Company and the Subsidiaries that is the lessee in respect thereof enjoys peaceful and undisturbed possession of the premises subject thereto.

             5.24. INTELLECTUAL PROPERTY. Each of the Company and the Subsidiaries owns, possesses or has the right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises and licenses, and rights with respect thereto, necessary for the present and currently planned future conduct of its business, without any known conflict with the rights of others, except for such failures to own, possess, or have the right to use, that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

             5.25.  ENVIRONMENTAL COMPLIANCE.

             5.25.1. Compliance. Each of the Company and the Subsidiaries is in compliance with all Environmental Protection Laws in effect in each jurisdiction where it is currently doing business, except where the failure to so comply, in the aggregate for all such failures, would not reasonably be expected to have a Material Adverse Effect.

             5.25.2. LIABILITY. Neither the Company nor any Subsidiary is subject to any liability under any Environmental Protection Law that, in the aggregate for all such liabilities, would reasonably be expected to have a Material Adverse Effect.

             5.25.3. NOTICES. Neither the Company nor any Subsidiary has received any

                         (i)  notice from any Governmental Authority by which
any of its currently or previously owned or leased properties has been identified in any manner by any Governmental Authority as a hazardous substance disposal or removal site, "Super Fund" clean-up site, or candidate for removal or closure pursuant to any Environmental Protection Law,

                         (ii) notice of any Lien arising under or in connection
with any Environmental Protection Law that has attached to any revenues of, or to, any of its currently or previously owned or leased properties, or

                         (ii) communication, written or oral, from any
Governmental Authority concerning any action or omission in connection with its currently or previously owned or leased properties resulting in the release of any hazardous substance resulting in any violation of any Environmental Protection Law, in each case where the effect of which, in the aggregate for all such notices and communications, would reasonably be expected to have a Material Adverse Effect.

             5.26. PRIVATE OFFERING OF NOTES. Neither the Company nor any of the Subsidiaries has offered any of the Notes or any similar security of the Company for sale to, or solicited offers to buy any from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than fifty (50) or less institutional investors (including the Purchasers), each of whom was offered all or a portion of the Notes at private sale for investment. The Company will not, nor will the Company permit any Person acting on its behalf to, offer the Notes or any part thereof or any similar securities for issue or sale to, or solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Notes within the provisions of section 5 of the Securities Act.

             5.27. REGISTRATION RIGHTS. Except as set forth on SCHEDULE 5.27, effective upon the Closing Date, the Company is not currently subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC or registered or qualified with any other governmental authority.

             5.28. NO INTEGRATED OFFERING. Neither the Company, nor any Affiliate of the Company, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Notes to be integrated with prior offerings by the Company for purposes of the Securities Act which would cause the exemptions from SEC registration upon which the Company is relying for the sale of the Notes to be unavailable, any applicable state securities laws or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any national securities exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company take any action or steps that would cause the offering of the Notes to be integrated with other offerings.

             5.29. SARBANES-OXLEY ACT OF 2002. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the date prior to the filing date, as stated in such report, of the most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the Company's disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's disclosure controls or procedures or internal controls over financial reporting (as such term is defined in Exchange Act rule 13(a)-15(f)) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls

             6. PURCHASER REPRESENTATIONS. Each Purchaser, severally but not jointly, represents and warrants only as to itself as follows:

             6.1. AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by it of this Agreement (a) is within its power and authority and has been duly authorized by all necessary action and (b) does not contravene the terms of its organizational documents or any amendment thereof.

             6.2. BINDING EFFECT. This Agreement has been duly executed and delivered by it and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

             6.3. NO LEGAL BAR. The execution, delivery and performance of this Agreement by it will not violate any Requirement of Law applicable to it.

             6.4. PURCHASE FOR OWN ACCOUNT. The Notes to be acquired by it pursuant to this Agreement are being acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would violate the securities laws of the United States of America, or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of its Notes, under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

             6.5. ACCREDITED INVESTOR. Such Purchaser is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, by virtue, INTER ALIA, of its being a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Notes or the shares of Common Stock issuable upon conversion of the Notes, with total assets in excess of $5,000,000.

             6.6. RESTRICTED SECURITIES. Such Purchaser understands that the Notes and the shares of Common Stock issuable upon conversion thereof acquired by it may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Notes and the shares of Common Stock issuable upon conversion thereof or an available exemption from registration under the Securities Act, the Notes and the shares of Common Stock issuable upon conversion thereof must be held indefinitely. In the absence of a registration statement covering the Notes and the shares of Common Stock issuable upon conversion thereof, such Purchaser will sell, transfer or otherwise dispose of the Notes or the shares of Common Stock issuable upon conversion thereof only in a manner consistent with its representations and agreements set forth herein.

             6.7. FINANCIAL CONDITION. Such Purchaser's financial condition is such that it is able to bear the risk of holding the Notes acquired by it for an indefinite period of time and can bear the loss of its entire investment in the Notes.

             6.8. EXPERIENCE. Such Purchaser has such knowledge and experience in financial and business matters and in making high-risk investments of the type such as the Notes that it is capable of evaluating the merits and risks of the acquisition of the Notes.

             6.9. LEGEND. Such Purchaser understands that the certificates evidencing the Notes may bear a legend substantially in the following form:

             "THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER) AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND."

             6.10. SUBORDINATION LEGEND. Such Purchaser understands that the Notes will bear a legend substantially in the following form:

             "THE TERMS OF THIS NOTE ARE SUBJECT TO THAT CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF JUNE 18, 2004, BY AND AMONG iBASIS, INC., THE SUBSIDIARY GUARANTORS NAMED THEREIN, SILICON VALLEY BANK AND THE BANK OF NEW YORK, AS AGENT"

             6.11. ERISA. No part of the funds used by it to purchase the Notes hereunder constitutes assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) or "plan" (as defined in Section 4975 of the Code).

             6.12. BROKER'S, FINDER'S OR SIMILAR FEES. No brokerage commissions, finder's fees or similar fees or commissions are payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with it or any action taken by it. Such Purchaser hereby indemnifies each other party against and agrees that it will hold each such party harmless from any claim, demand or liability for any such brokerage commissions, finder's fees or similar fees or commissions alleged to have been incurred by such Purchaser with respect to the transactions contemplated hereby.

             6.13. GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENT. No approval, consent, compliance, exemption, authorization or other action by, or notice to or filing with, any

Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is required in connection with the execution, delivery or performance by it of this Agreement or the transactions contemplated hereby.

             7.     GENERAL.

             7.1. NOTICES. Except as otherwise expressly provided herein, all notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (a) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (b) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

             If to the Company, at 20 Second Avenue, Burlington, MA 01803,
Attention: Chief Financial Officer, or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers, with a copy to Johan V. Brigham, Bingham McCutchen LLP, 150 Federal Street, Boston, MA 02110; and

             If to any Purchaser, at such address or addresses as may have been furnished to the Company in writing by the applicable Purchaser.

             Any party may give any notice, request, consent or other communication under this Agreement using any other means (including personal delivery, messenger service, facsimile, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 7.1.

             7.2. ASSIGNMENTS; PARTICIPATIONS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

             7.3. AMENDMENT OR WAIVER. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Obligors party thereto and the Majority Holders.

             7.4. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Purchaser in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Company and any Purchaser shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which a Purchaser would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Purchasers to any other or further action in any circumstances without notice or demand.

             7.5. NO STRICT CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement and the other Credit Documents with counsel sophisticated in financing transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Credit Documents shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the other Credit Documents.

             7.6.   INTERPRETATION; GOVERNING LAW; ETC.

             7.6.1. Time is (and shall be) of the essence in this Agreement and the other Credit Documents. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Purchaser, notwithstanding any investigation made by any such party on its behalf, and shall survive the execution and delivery to each such party hereof and thereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements, whether written or oral.

             7.6.2. This Agreement, and any issue, claim or proceeding arising out of or relating to this Agreement or any other Credit Document or the conduct of the parties hereto, whether now existing or hereafter arising and whether in contract, tort or otherwise, shall be governed by, and shall be construed and enforced in accordance with, the laws of The State of New York, without regard to the principles of conflicts of laws. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in any state or federal court sitting in the State of New York, and, by execution and delivery of this Agreement and the other Credit Documents, as applicable, the Company irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts for such action or proceeding. The Company further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its address for notices pursuant to Section 7.1 hereof, such service to become effective 15 days after such mailing. Nothing herein shall affect the right of any Purchaser to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

             7.6.3. The Company irrevocably waives any objection which it may now or hereafter have to the venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in Section 7.6.2 above and further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

             7.6.4. Each of the parties to this Agreement waives to the extent not prohibited by applicable law that cannot be waived any right it may have to claim or recover in any legal action or proceeding any special, exemplary, punitive or consequential damages.

             7.7. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE PARTIES HERETO WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE NOTEHOLDERS, THE BANK OF NEW YORK, AS COLLATERAL AGENT, THE COMPANY OR ANY OTHER OBLIGOR IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. The Company acknowledges that it has been informed by the Purchasers that the foregoing sentence constitutes a material inducement upon which each of the Purchasers has relied and will rely in entering into this Agreement and any other Credit Document. Any party hereto may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of each of the parties hereto to the waiver of their rights to trial by jury.

             7.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and each Purchaser.

             7.9. EXECUTION. This Agreement shall become effective on the date (the "EFFECTIVE DATE") on which each of the Company and each Purchaser shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to one another.

             7.10. HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

             7.11. DESIGNATED LEGAL COUNSEL. If an Event of Default (as such term is defined in the Indenture) shall occur, the Majority Purchasers shall be entitled to designate and engage a single legal counsel (the "DESIGNATED LEGAL COUNSEL") for the purpose of representing the Majority Purchasers with respect to matters arising with respect to any such Event of Default. In any such case, the Company shall pay the reasonable fees and documented out-of-pocket expenses of the Designated Legal Counsel incurred in connection with such representation. Any such fees and expenses shall be paid by the Company within ten business days after the date on which the Company shall receive a statement or invoice from the Designated Legal Counsel that shall set forth, in reasonable detail, such fees and expenses.


                            [SIGNATURE PAGES FOLLOW]

     Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

THE COMPANY:

                              iBASIS, INC.


                              By: /s/ Gordon J. VanderBrug
                                  -------------------------------------------
                                  Name:      Gordon J. VanderBrug
                                  Title:     Executive Vice President

THE PURCHASERS:


                              GREYWOLF CAPITAL OVERSEAS FUND


                              By: /s/ William Troy
                                  -------------------------------------------
                                  Name:      William Troy
                                  Title:     Chief Operating Officer


                              GREYWOLF CAPITAL PARTNERS II LP


                              By: /s/ William Troy
                                  -------------------------------------------
                                  Name:      William Troy
                                  Title:     Chief Operating Officer


                              TEJAS SECURITIES GROUP, INC. 401K
                              PLAN & TRUST
                              JOHN GORMAN TTEE UAD 1/1/96 FBO
                              JOHN J GORMAN


                              By: /s/ John Gorman
                                  -------------------------------------------
                                  Name:      John Gorman
                                  Title:     Trustee


                              SCHOTTENFELD QUALIFIED ASSOCIATES


                              By: /s/ Richard Schottenfeld
                                  -------------------------------------------
                                  Name:      Richard Schottenfeld
                                  Title:     Managing Member of the General
                                             Partner

                              LC CAPITAL MASTER FUND, LTD.


                              By: /s/ Steven Lampe
                                  -------------------------------------------
                                  Name:      Steven Lampe
                                  Title:     Managing Member of the Advisor


                              SINGER CHILDREN'S MANAGEMENT
                              TRUST


                              By: /s/ Gary Singer
                                  -------------------------------------------
                                  Name:      Gary Singer
                                  Title:     Investment Advisor


                              LOEB PARTNERS CORP.


                              By  /s/ Robert Grubin
                                  -------------------------------------------
                                  Name:      Robert Grubin
                                  Title:     Vice President


                              JMG TRITON OFFSHORE FUND LIMITED

                              BY ITS INVESTMENT MANAGER, PACIFIC ASSETS
                              MANAGEMENT, LLC


                              By  /s/ Jonathan Glaser
                                  -------------------------------------------
                                  Name:      Jonathan Glaser
                                  Title:     Member Manager

                              JMG CAPITAL PARTNERS

                              BY ITS GENERAL PARTNER, JMG CAPITAL
                              MANAGEMENT, LLC


                              By  /s/ Jonathan Glaser
                                  -------------------------------------------
                                  Name:      Jonathan Glaser
                                  Title:     Member Manager


                              WINDWARD CAPITAL, L.P.


                              By: /s/ Kim Emerson Morris
                                  -------------------------------------------
                                  Name:      Kim Emerson Morris
                                  Title:     Portfolio Manager

                                                                     Exhibit 2.2

                                 NOTES PURCHASED

                                              PRINCIPAL AMOUNT          PURCHASE PRICE OF
PURCHASER                                    OF NOTES PURCHASED          NOTES PURCHASED
Greywolf Capital Overseas Fund                  $  1,450,000              $  1,450,000
Greywolf Capital Partners II LP                 $   1,050,00              $   1,050,00
Tejas Securities Group, Inc.                    $    500,000              $    500,000
Schottenfeld Qualified Associates               $    500,000              $    500,000
Lampe, Conway & Co. LLC                         $  3,500,000              $  3,500,000
Singer Children's Management Trust              $  3,500,000              $  3,500,000
Loeb Partners Corp.                             $  3,500,000              $  3,500,000
JMG Triton Offshore Fund Limited CITCO          $ 10,000,000              $ 10,000,000
Windward Capital, L.P.                          $  5,000,000              $  5,000,000
TOTAL                                           $ 29,000,000              $ 29,000,000

                                                                     Exhibit 3.3

                              FORM OF LEGAL OPINION

                                                                     Exhibit 3.4

                          FORM OF OFFICER'S CERTIFICATE

                                                                     Exhibit 5.4

                                 CAPITALIZATION

110,231 shares of Common Stock to be issued to Imperial Capital, LLC for payment of investment banking services.

                                                                    Exhibit 5.14

                                  SUBSIDIARIES

iBasis Holdings, Inc.
Ivanet, LLC
iBasis Argentina SRL
iBasis Brazil Ltda.
iBasis Europe Limited
iBasis FZ LLC (Dubai)
iBasis Hong Kong Limited
iBasis Israel Ltd.
iBasis Japan K.K.
iBasis Mexico, S. de R.L. de C.V.
iBasis Peru, S.A.
iBasis Singapore Pte. Ltd.

                                                                    Exhibit 5.18

                                   ERISA PLANS

IBasis, Inc. 401(k) Retirement Plan

                                                                   Schedule 5.21

                               ACCOUNTS RECEIVABLE

Amount due from Call Sciences of approximately $878,000 relating to the sale of the Company's messaging business to Call Sciences in 2002. iBasis has initiated a lawsuit to pursue collection of this amount.

                                                                   Schedule 5.22

                                     BROKERS

Imperial Capital, LLC

                                                                   Schedule 5.27

                               REGISTRATION RIGHTS

Registration rights relating to 4,915,416 shares of Common Stock underlying warrants issued in connection with the issuance of the Company's 11 1/2% Senior Secured Notes. The common stock underlying the warrant shares were registered with the Securities and Exchange Commission in March 2004.

Agreement to register Common Stock to be issued to Imperial Capital, LLC as payment for investment banking advisory services.

Registration Rights Agreement, dated as of June 18, 2004, by and among the Company and the Noteholders named therein.

2004 Warrant and Registration Rights Agreement, by and between the Company and U.S. Bank, as Warrant Agent.